ENER1, INC. REACHES AGREEMENT WITH PRIMARY INVESTORS AND LENDERS

ON PLAN TO REDUCE DEBT AND SECURE NEW EQUITY FUNDING TO SUPPORT ITS LONG-TERM

BUSINESS STRATEGY

Receives Commitments for up to $81 Million to Recapitalize Company for Continued

Operations

Initiates Pre-Packaged Chapter 11 Proceedings to Implement Restructuring

NEW YORK (January 26, 2012) -- Ener1, Inc. (OTC: HEVV) (the “Company”) today announced that it has reached agreement with its primary investors and lenders on a restructuring plan that will significantly reduce its debt and provide up to $81 million to recapitalize the Company to support its long-term business objectives and strategic plan.

To implement this restructuring plan, the Company has voluntarily initiated a “pre-packaged” Chapter 11 case in U.S. Bankruptcy Court in the Southern District of New York, in which it is requesting that the Court confirm a pre-packaged Plan of Reorganization to implement the restructuring. The Company filed a proposed Disclosure Statement and Plan of Reorganization with the Court and anticipates completing the restructuring process in approximately 45 days.

None of the Company’s foreign or domestic subsidiaries has initiated reorganization cases, and they are not expected to be adversely impacted by the legal proceedings. The restructuring plan provides for the continued normal operation of the Company’s subsidiary businesses, including EnerDel, EnerFuel, NanoEner, Emerging Power and Ener1 Korea, all of which will honor their customer commitments and will continue to pay their suppliers for goods and services as usual. The Company’s operating subsidiaries do not plan to reduce employment levels as a direct result of the filing, although they will continue to monitor market conditions and make adjustments to the workforce as appropriate.

The pre-packaged restructuring plan, which has been unanimously accepted by all of Ener1’s impaired creditors, provides for a restructuring of the Company’s long-term debt and the infusion of up to $81 million of equity funding, which will support the continued operation of Ener1’s subsidiaries and help ensure that the restructuring will not adversely impact their employees, customers and suppliers. Of this amount, a new debtor-in-possession (DIP) credit facility of up to $20 million will be available upon Court approval to support working capital needs during the restructuring. The balance, for a total of up to $81 million, will be available over the four years following Court approval of the restructuring plan and subject to the satisfaction of certain terms and conditions.

In addition to the restructuring of long-term debt, the claims of Ener1’s general unsecured creditors will be unimpaired and paid by the Company under the restructuring plan. Under the plan, all of the Company’s existing common stock will be canceled, the long-term debt holders will be receiving a combination of cash, a new term loan and new common stock in exchange for their claims, and new preferred stock will be issued to the provider of the post-petition and exit funding. Suppliers to the Company will be paid under normal terms for goods and services provided after the Chapter 11 filing date. Payments for goods and services provided directly to the Company prior to the filing date have been previously settled or will be paid pursuant to the restructuring plan when it is approved by the Court.

“This was a difficult, but necessary, decision for our company. We are extremely pleased to have the strong support of our primary investors and lenders to substantially reduce the Company’s debt,” stated Ener1 CEO Alex Sorokin. “Their support demonstrates that our business partners have an appreciation for our future business opportunities in providing energy storage solutions for electric grid, transportation and industrial applications. We expect the new funding to provide ample liquidity for our subsidiaries to meet their ongoing obligations to employees, customers and suppliers.”

“We moved aggressively to reduce costs and shift focus when the marketplace did not evolve as quickly as anticipated. Our business plan was impacted when demand for lithium-ion batteries slowed due to lower-than-expected adoption for electric passenger vehicles,” continued Sorokin. “That pressure was exacerbated by volatility in the debt and equity markets that further limited our borrowing ability and the loss of a major customer, Think Global, which filed for bankruptcy in June 2011, and for which we were exclusively providing commercial lithium-ion battery packs. We believe that the restructuring plan will enable us to address our business and financial challenges comprehensively, quickly and efficiently, and position us to compete much more effectively in the energy storage market.”

On December 12, 2011, the Company’s common stock was delisted from NASDAQ. Pursuant to the Plan, that common stock will be extinguished at the conclusion of the reorganization case and current equity holders will not receive any distributions.

The Company’s legal advisor is Reed Smith LLP and its financial advisor is Houlihan Lokey Capital, Inc. Additional information about the reorganization is available online at http://www.ener1.com/?q=content/tr-sec-filings.

About Ener1, Inc.

Ener1, Inc. (OTC: HEVV) is an energy storage technology company that develops compact, lithium-ion-powered energy storage solutions for applications in the electric utility, transportation and industrial electronics markets. With manufacturing facilities in the U.S. and Korea, the company's multiple chemistries, prismatic design, and modular stacking architecture deliver the optimal solution to each application. For more information, visit Ener1's web site at www.ener1.com.

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans or estimates are forward-looking statements within the meaning of these laws. These forward-looking statements may be indicated by words such as "expects," "anticipates," “will,” "plans," "believes," "scheduled," "estimates" and similar words and expressions, and include, but are not limited to, statements with respect to the completion of the court process, including the timing, outcome and impact on the Company’s business, the ability of the DIP credit facility to meet the Company’s working capital needs during the bankruptcy process, and the availability and adequacy of post-emergence financing to meet the Company’s working capital needs post-emergence. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties, which are difficult to predict and many of which are outside of the control of Ener1. These risks and uncertainties include: (1) Court rulings in the Chapter 11 case, including whether the Court approves the Company’s reorganization plan, DIP credit agreement and other motions in the bankruptcy case; (2) the possibility of delays in the Chapter 11 proceedings; (3) compliance with covenants in, and any defaults under, the DIP credit facility; (4) the potential adverse impact of the Chapter 11 filing on the Company’s business, results of operations, financial condition and liquidity; (5) the Company’s ability to obtain and maintain normal terms and relationships with employees, customers, suppliers and service providers and to retain key executives; (6) the effects of the global economic recession and associated unpredictable market conditions; (7) the rate of market improvement in the industry occurring more slowly than expected; and (8) other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and its subsequent filings with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual developments and results may vary significantly from those projected. All forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release or for any other reason.

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CONTACTS:

Brian Sinderson	-or-	Kimberly Kriger
Ener1, Inc.		Kekst and Company
brian.sinderson@ener1.com		212.521.4800
317.585.5494